Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWTEK RECEIVES NASDAQ DELISTING DETERMINATION

New York, N.Y. - April 24, 2006 - /PRNewswire-FirstCall/ -- Newtek Business Services, Inc. (NASDAQ: NKBS - News) (www.newtekbusinessservices.com), a provider of business services and financial products to the small to medium-sized business market, was notified on April 18, 2006 by the Nasdaq Listing Qualifications Department (the “Staff”) that, due to not filing its Annual Report on Form 10-K for the period ended December 31, 2005, Newtek was not in compliance with requirements under NASDAQ Marketplace Rule 4310(c)(14) and its common shares, therefore, were subject to delisting from the Nasdaq Stock Market. Nasdaq Marketplace Rule 4310(c)(14) requires that issuers are current in their public filings. To the best of the Company’s knowledge there are no other deficiencies, qualitative or quantitative, that would prevent Newtek’s securities from continued listing on the Nasdaq Stock Market.

Newtek will today file for an appeal of the Staff determination before a Nasdaq Listing Qualifications Panel (the “Panel”) in accordance with Nasdaq Marketplace Rule 4820(a). The time and place of such a hearing will be determined by the Panel. Pursuant to the same Nasdaq Marketplace Rule 4820(a), a request for a hearing and payment of the appropriate fee will delay the scheduled delisting of the Company’s securities pending the Panel’s determination. There can be no assurance that the Panel will grant the Company’s request for continued listing. Were the Company not to request an appeal hearing before the Panel to review the Staff’s determination, its securities would be delisted from the Nasdaq Stock Market at the open of business on April 27, 2006.

Newtek expects to make a public announcement shortly with regard to the expected filing of its delinquent report.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor of business services and financial products to the small to medium-sized business market. According to the SBA, there are over 23 million small businesses in the United States which in total represent 99.7% of all employers, generate 60 - 80 percent of all new jobs annually and generate more than 50% of non-farm GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 60,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Newtek Small Business Finance: U.S. government-guaranteed small business lending services;
•	Newtek Merchant Solutions: electronic merchant payment processing solutions;
•	Newtek Insurance Agency: commercial and personal insurance;

Exhibit 99.1

•	Newtek Web Hosting: domain registration, hosting, web design and development;
•	Newtek Data Storage Services: data backup, archival and retrieval services;
•	Newtek Financial Information Systems: outsourced digital bookkeeping; and
•	Newtek Tax Services: tax filing, preparation and advisory services.

The statements in this release may contain forward looking statements relating to such matters as anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward looking statements. In order to comply with the terms of the safe harbor, Newtek Business Services, Inc. notes that a variety of factors could cause its actual results to differ materially from the anticipated results expressed in the Company's forward looking statements such as intensified competition and/or operating problems and their impact on revenues and profit margins or additional factors as described in Newtek Business Services’ 2004 annual report on Form 10-K.

Contacts:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com